As filed with the Securities and Exchange Commission on May 14, 2015
Commission File No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________________
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
_______________________________

General Cable Corporation
(Exact name of registrant as specified in its charter)

Delaware	06-1398235
(State of incorporation)	(I.R.S. Employer Identification No.)

4 Tesseneer Drive, Highland Heights, Kentucky	41076
(Address of Principal Executive Offices)	(Zip Code)

General Cable Corporation Stock Incentive Plan (Amended and Restated Effective as of May 14, 2015)
(Full title of the plan)

Emerson C. Moser, Esq. Senior Vice President, General Counsel and Corporate Secretary General Cable Corporation 4 Tesseneer Drive Highland Heights, Kentucky 41076 (859) 572-8000
(Name, address and telephone number, including area code, of agent for service)

Copies of Communications to:
Alan H. Lieblich, Esq. Melissa Palat Murawsky, Esq. Blank Rome LLP One Logan Square Philadelphia, Pennsylvania 19103 (215) 569-5500	Luke J. Frutkin, Esq. Assistant General Counsel General Cable Corporation 4 Tesseneer Drive Highland Heights, Kentucky 41076 (859) 572-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer (Do not check if a smaller reporting company)	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $.01(1)	3,945,328 (2)	$17.075 (3)	$67,366,476	$7,828 (4)

(1)
Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall be deemed to cover additional shares of common stock, par value $.01 per share (“Common Stock”), of General Cable Corporation (the “Registrant”) to be offered or issued in connection with any stock splits, stock dividends or similar transactions, whether pursuant to the terms of the General Cable Corporation Stock Incentive Plan, as amended and restated (the “Amended Plan”) or otherwise. The Amended Plan is an amendment and restatement of the General Cable Corporation 2005 Stock Incentive Plan (collectively with the Amended Plan, the “Plan”)

(2)
Represents the total number of shares of Common Stock being registered hereby. This amount does not include (i) 1,800,000 shares of Common Stock registered by the Registrant on Form S-8 (Commission File No. 333-125190), as filed with the Securities and Exchange Commission (the “Commission”) on May 24, 2005, and (ii) 4,000,000 shares of Common Stock registered by the Registrant on Form S-8 (Commission File No. 333-161323), as filed with the Commission on August 13, 2009 (the Forms S-8 listed in (i) and (ii) collectively referred to as the “Prior Registration Statements”), which have been issued or are currently reserved and available for issuance under the Plan.

(3)
Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(c), based upon the average of the high and low prices of the Common Stock on the New York Stock Exchange on May 7, 2015.

(4)	Pursuant to General Instruction E to Form S-8, the registration fee has been calculated solely with respect to the 3,945,328 additional shares of Common Stock being registered hereby.
***
USE OF COMBINED PROSPECTUS
Pursuant to Rule 429(a) of the Securities Act, the prospectus that will be used in connection with the offer and sale of the securities covered by this Registration Statement and issued pursuant to the Plan (the “Combined Prospectus”) will also be used in connection with the sale of securities covered by the Prior Registration Statements.

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EXPLANATORY NOTE
In accordance with General Instruction E to Form S-8, this Registration Statement registers an additional 3,945,328 shares of Common Stock to be offered and sold pursuant to the Plan. The contents of the Prior Registration Statements (Commission File No. 333-125190 and Commission File No. 333-161323) filed with the Commission, including periodic filings updating or amending the contents of the Prior Registration Statements, are incorporated herein by reference to the extent not modified hereby.
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents, as filed with the Commission, are incorporated by reference into this Registration Statement by the Registrant:

(a)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as filed with the Commission on March 2, 2015;

(b)	all other documents filed by the Registrant with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since December 31, 2014; and

(c)
the description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement under the Exchange Act on Form 8-A (File No. 1-12983) filed with the Commission on May 13, 1997 to register Common Stock pursuant to Section 12(b) of the Exchange Act, and any filing with the Commission by the Registrant which serves to amend such registration statement.

To the extent that any information contained in any Current Report on Form 8-K, or any exhibit thereto, was furnished to, rather than filed with, the Commission, such information or exhibit is specifically not incorporated by reference.
All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part of this Registration Statement from the date of the filing of such documents.
Item 4. Description of Securities.
Not applicable.

Item 5. Interests of Named Experts and Counsel.
Not applicable.
Item 6. Indemnification of Directors and Officers.
Pursuant to the authority conferred by Section 102 of the Delaware General Corporation Law (the “DGCL”), Article VII of the Registrant’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) provides that no person shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, including, without limitation, directors serving on committees of the board of directors of the Registrant; provided, however, that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL which provides for liability of directors for unlawful payments of dividends or unlawful stock purchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. Article VII further provides that if the DGCL is amended thereafter to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.
Section 145 of the DGCL provides for the indemnification of certain persons, including directors, officers and employees of a corporation, under certain circumstances. Article XIV of the Registrant’s Amended and Restated Bylaws states that the Registrant is obligated to provide indemnification to the fullest extent permitted by the DGCL as well as to indemnify any person who was or is a party or is threatened to be made a party to, or is otherwise involved in, any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the Registrant in which such person has been adjudged liable to the Registrant) by reason of the fact that such person is or was a director, officer or employee of the Registrant, or is or was a director, officer or employee of the Registrant serving at the request of the Registrant as a director, officer, member, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against all expenses, liability and loss (including, without limitation, attorneys’ and other professionals’ fees and expenses, claims, judgments, fines, ERISA excise taxes or penalities and amounts paid in settlement) actually and reasonably incurred or suffered by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. In the case of any action, suit or proceeding by or in the right of the Registrant in which such person shall have been adjudged to be liable to the Registrant, such person shall be indemnified only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine that such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.
The Registrant currently maintains insurance policies that provide coverage pursuant to which the Registrant is to be reimbursed for amounts it may be required or permitted by law to pay to indemnify directors and officers.
Item 7. Exemption from Registration Claimed.
Not applicable.

Item 8. Exhibits.
The following exhibits are filed as part of this Registration Statement or, where so indicated have been previously filed and are incorporated herein by reference.

Exhibit	Description of Exhibit
4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, as filed with the Commission on May 14, 2010).
4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, as filed with the Commission on March 25, 2015).
4.3	General Cable Corporation Stock Incentive Plan (incorporated by reference to Exhibit B of the Registrant’s Definitive Proxy Statement, as filed with the Commission on March 30, 2015).
5.1	Opinion of Blank Rome LLP.
23.1	Consent of Deloitte & Touche LLP.
23.2	Consent of Blank Rome LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page).
Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Highland Heights, Commonwealth of Kentucky, on this 14th day of May, 2015.

GENERAL CABLE CORPORATION By: /s/ Gregory B. Kenny Gregory B. Kenny President and Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Emerson C. Moser and Brian J. Robinson, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including, without limitation, post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with authority to do and perform each and every act and the requisite and necessary to be done in and about the premises as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Gregory B. Kenny Gregory B. Kenny President and Chief Executive Officer (Principal Executive Officer) and Director	May 14, 2015

/s/ Brian J. Robinson Brian J. Robinson Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 14, 2015

/s/ John E. Welsh, III John E. Welsh, III Non-Executive Chairman and Director	May 14, 2015

/s/ Sallie B. Bailey Sallie B. Bailey Director	May 14, 2015

/s/ Edward Childs Hall, III Edward Childs Hall, III Director	May 14, 2015

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/s/ Gregory E. Lawton Gregory E. Lawton Director	May 14, 2015

/s/ Craig P. Omtvedt Craig P. Omtvedt Director	May 14, 2015

/s/ Patrick M. Prevost Patrick M. Prevost Director	May 14, 2015

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EXHIBIT INDEX

Exhibit	Description of Exhibit
4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, as filed with the Commission on May 14, 2010).
4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, as filed with the Commission on March 25, 2015).
4.3	General Cable Corporation Stock Incentive Plan (incorporated by reference to Exhibit B of the Registrant’s Definitive Proxy Statement, as filed with the Commission on March 30, 2015).
5.1	Opinion of Blank Rome LLP.
23.1	Consent of Deloitte & Touche LLP.
23.2	Consent of Blank Rome LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page).

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